Exhibit 99b

AT&T INC.
RESTATED SEGMENT RESULTS FOR THE QUARTERS ENDED 2005 Dollars in millions

Wireline

Segment Results (restated)

	For the Quarter Ended
	Mar 31,	Jun 30,	Sep 30,	Dec 31,
Total Segment Operating Revenues	$9,182	$9,257	$9,229	$11,855
Total Segment Operating Expenses	8,066	8,210	7,734	11,291
Segment Income	$1,116	$1,047	$1,495	$564

Depreciation and amortization expense included in Total Segment Operating Expenses	$1,773	$1,757	$1,747	$2,149

Cingular

Segment Results

	For the Quarter Ended
	Mar 31,	Jun 30,	Sep 30,	Dec 31,
Total Segment Operating Revenues	$8,229	$8,609	$8,746	$8,849
Total Segment Operating Expenses	8,115	8,105	8,089	8,300
Segment Operating Income	114	504	657	549
Other Income (Expense) - Net	(332)	(333)	(331)	(297)
Segment Income (Loss)	$(218)	$171	$326	$252

Depreciation and amortization expense included in Total Segment Operating Expenses	$1,675	$1,629	$1,541	$1,730

Directory

Segment Results

	For the Quarter Ended
	Mar 31,	Jun 30,	Sep 30,	Dec 31,
Segment Operating Revenues	$929	$925	$932	$928
Segment Operating Expenses	446	433	426	415
Segment Operating Income	483	492	506	513
Equity in Net Income (Loss) of Affiliates	(1)	-	-	(4)
Segment Income	$482	$492	$506	$509

Depreciation and amortization expense included in Total Segment Operating Expenses	$2	$1	$1	$1

Other

Segment Results (restated)

	For the Quarter Ended
	Mar 31,	Jun 30,	Sep 30,	Dec 31,
Segment Operating Revenues	$169	$178	$182	$216
Segment Operating Expenses	212	198	222	160
Segment Operating Income (Loss)	(43)	(20)	(40)	56
Equity in Net Income (Loss) of Affiliates	(58)	182	219	271
Segment Income (Loss)	$(101)	$162	$179	$327

Depreciation and amortization expense included in Total Segment Operating Expenses	$52	$51	$54	$58